Exhibit 99.1

DATASIGHT, INC.

Financial Statements

From Inception (January 22, 2018) to

September 30, 2018

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

DataSight, Inc.

Report on the Financial Statements

We have audited the accompanying balance sheets of DataSight, Inc. (the “Company”) as of September 30, 2018, and the related statements of operations, statements of changes in stockholders’ deficit, and cash flows for the period from inception January 22, 2018 through to September 30, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataSight, Inc. as of September 30, 2018, and the related statements of operations, statements of changes in shareholders’ deficit and cash flows for the period from inception January 22, 2018 through to September 30, 2018 and the related notes to the financial statements.

/s/ Anton & Chia, LLP

Newport Beach, California

November 2, 2018

DATASIGHT, INC.

BALANCE SHEET

September 30, 2018
Assets
Current assets
Cash	$78,065
Accounts receivable	103,435
Total current assets	181,500
Fixed Assets
Vehicles	72,300
Sensor and video equipment	97,000
Computer equipment	4,974
174,274
Less accumulated depreciation	(19,863
Net fixed assets	154,411
Other Assets
Deposits	5,152
Total Assets	5,152
$341,063
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$117,476
Accrued expenses	37,947
Due to related party	37,000
Fixed asset financing - current	10,033
Convertible notes	103,616
Total current liabilities	306,072
Long-term liabilities
Fixed asset financing – long term	48,646
Total long-term liabilities	48,646
Total Liabilities	354,718

Stockholders’ Deficit:
Common Stock, $0.01 par value: 10,000,000 shares authorized, 7,317,767 issued and outstanding as of September 30, 2018	73,178
Additional paid in capital	721,270
Accumulated Deficit	(808,103)
Total stockholders’ deficit	(13,655)
Total Liabilities and Stockholders’ Deficit	$341,063

See notes to financial statements

DATASIGHT, INC.

STATEMENT OF OPERATIONS

For the period from January 22, 2018 to September 30, 2018
Revenue	$247,129

Operating Expenses
Employee expenses	617,977
Project costs	176,056
Selling, general and administrative	236,002
Depreciation	19,863
Total operating expenses	1,049,898
Loss from operations	(802,769)
Other expense
Interest expense	(5,334)
Total other expense	(5,334)
Net loss	$(808,103)

See notes to financial statements

DATASIGHT, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 22, 2018 TO SEPTEMBER 30, 2018

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance January 22, 2018	-	$-	$-	$-	$-
Common Stock Issued	7,317,767	73,178	671,822	-	745,000
Stock Option Expense	-	-	49,448	-	49,448
Net loss for the period from January 22, 2018 to September 30, 2018	-	-	-	(808,103)	(808,103)
Balance September 30, 2018	7,317,767	$73,178	$721,270	$(808,103)	$(13,655)

See accompanying notes to financial statements

DATASIGHT, INC.

STATEMENT OF CASHFLOWS

FOR THE PERIOD FROM JANUARY 22, 2018 TO SEPTEMBER 30, 2018

For the period from January 22, 2018 to September 30, 2018
Cash flows from operating activities:
Net loss	$(808,103)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19,863
Stock option expense	49,448
Changes in assets and liabilities:
(Increase) in receivables	(103,435)
(Increase) in deposits	(5,512)
Increase in accounts payable	117,476
Increase in due to related party	37,000
Increase in accrued expenses	41,563
Net cash used in operating activities	(651,700)
Cash flows from investing activities:
Acquisition of fixed assets	(111,495)
Net cash used in investing activities	(111,495)
Cash flows from financing activities:
Issuance of secured convertible notes	100,000
Sale of common stock	745,000
Principal payments on vehicle financing	(3,740)
Net cash provided by financing activities	841,260

Net increase in cash	78,065
Cash - beginning of period	-

Cash - end of period	$78,065

Supplemental cash flow disclosures:
Interest on vehicle financing	$1,598
Non-cash vehicle financing	$62,300
Tax payments	$-

See notes to financial statements

DATASIGHT, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM JANUARY 22, 2018 TO SEPTEMBER 30, 2018

NOTE 1 - NATURE OF OPERATIONS

DataSight Corporation (the “Company” or “DataSight”) was incorporated on January 22, 2018 in the State of Nevada. The Company implements cutting edge data solutions using customized unmanned aircraft system/unmanned surface vessel (UAS/USV) crafts equipped with specialized sensors, providing data deliverables ranging from routine inspection of powerlines to a complicated rockfall risk evaluation in a steep mountain canyon. DataSight’s technical leadership comes from a long history of professional consulting expertise in survey, geology, engineering, hydrology and data analysis, and the Company has strong industry partners, including expert flight aviation and unmanned surface vessel partners. Communicating data directly through DataSight’s specialized sensors and advanced drones means time-to-collect and analyze data goes from an average of five days to just hours.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Use of estimates includes the following: (1) accounts receivable allowance for doubtful accounts, (2) estimated useful lives of property and equipment, and (3) loss and other contingencies.

Cash and cash equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2018, the Company had no cash equivalents.

Revenue and cost recognition

The Company’s current revenue streams are primarily service based. Revenues are recognized when the four principles of revenue recognition are met: 1) Pervasive evidence of an arrangement, 2) delivery or services performed, 3) fixed or determinable fees, 4) collectability assured. Given the short duration of most company projects it does not use estimate of completion for revenue recognition but uses contract completion in accordance with contractual terms to determine recognition of revenue.

Project costs, reported in the Statement of Operations include all external labor, material and equipment rental costs related to contract performance. These costs, payroll and payroll related, as well as all other operating expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Revenue and Accounts Receivable Concentrations

Concentration of Revenues

During the period from inception through September 30, 2018, the Company generated revenue of approximately $247,000 of which 14% and 13% were from two of the Company’s customers.

Concentration of Accounts Receivable

As of September 30, 2018, the Company had accounts receivable of approximately $103,000 of which 31%, 17%, 12% and 10% were from four of the Company’s customers.

Allowance for doubtful accounts

Accounts receivable is stated at cost, net of any allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses resulting from the failure of customers to meet their obligations. Based on management’s evaluation of each customer, the Company considers all remaining accounts receivable to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts.

Property and equipment

Property and equipment are carried at cost. Expenditures that materially increase values or extend useful lives are capitalized while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are charged against income as incurred. The net gain or loss on items retired or otherwise disposed of is credited or charged to operations and the cost and accumulated depreciation are removed from the accounts.

Depreciation

A provision for depreciation of fixed assets is made on a basis considered adequate to amortize the related costs (net of salvage value) over their estimated useful lives using the straight-line method. Estimated useful lives are principally as follows: vehicles, 5 years; sensor, video and office equipment, 3-5 years; and computer equipment 3 years.

Income taxes

The Company accounts for income taxes under the asset and liability approach for the financial accounting and reporting of income taxes. Deferred taxes are recorded based upon the tax impact of items affecting financial reporting and tax filings in different periods. A valuation allowance is provided against net deferred tax assets when the Company determines realization is not currently judged to be more likely than not.

The Company follows a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition purposes by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, the Company reports a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken on a tax return and recognizes interest and penalties, if any, related to uncertain tax positions as interest expense. The Company does not have any uncertain tax positions at September 30, 2018.

Legal Expenses

All legal costs for litigation matters are charged to expense as incurred.

Fair Value

FASB ASC 820, Fair Value Measurements and Disclosure s (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

Level 1 — Quoted market prices for identical assets or liabilities in active markets or observable inputs;

Level 2 — Significant other observable inputs that can be corroborated by observable market data; and

Level 3 — Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, accounts payable, accrued expense payable and other liabilities approximate fair value because of the short-term nature of these items.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued guidance which provides a single, comprehensive accounting model for revenue arising from contracts with customers. This guidance supersedes most of the existing revenue recognition guidance, including industry-specific guidance. Under this model, revenue is recognized at an amount that a company expects to be entitled to upon transferring control of goods or services to a customer, as opposed to when risks and rewards transfer to a customer. The new guidance also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flow arising from customer contracts, including significant judgments and changes in judgments. Considering the one-year delay in the required adoption date for the guidance as issued in July 2015, the new guidance is effective for us beginning in 2018 and may be applied retrospectively to all prior periods presented or through a cumulative adjustment to the opening retained earnings balance in the year of adoption. We will adopt this standard beginning January 1, 2018 and expect to use the modified retrospective method of adoption. Under the new guidance, based on the nature of our customer arrangements, we expect to continue to recognize revenue in a similar manner as with the current guidance. Additionally, we expect our performance obligations will likely be consistent with current revenue guidance. Accordingly, the adoption of this standard is not expected to significantly impact on our revenues.

In February 2016, the FASB issued a new accounting standard on leasing. The new standard will require companies to record most leased assets and liabilities on the balance sheet, and also proposes a dual model for recognizing expense. This guidance will be effective in the first quarter of 2019 with early adoption permitted. We have evaluated the impact of adopting this guidance and we are preparing for the changes to be made to our consolidated financial statements. We expect the adoption of these accounting changes will materially increase our assets and liabilities but will not have a material impact on our net income or equity.

In March 2016, the FASB issued new accounting standard which simplified certain aspects of the accounting for stock-based payment transactions, including income taxes, classification of awards and classification in the statement of cash flows. This guidance was effective for annual reporting periods beginning after December 15, 2016 and interim periods within those annual periods. The adoption of this standard did not have a material impact on our consolidated financial statements and disclosures.

In January 2017, the FASB issued a new accounting standard which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. This guidance will be effective for the Company for the year ending December 31, 2019 and interim reporting periods within that year. Early adoption is permitted for transactions that have not been reported in financial statements that have been issued or made available for issuance. We are currently evaluating the effect of the adoption of this guidance on our consolidated financial statements.

In May 2017, the FASB issued a new accounting standard which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC Topic 718. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. This guidance will be effective for the year ending December 31, 2019 and interim reporting periods within that year. Early adoption is permitted. We expect the adoption of this guidance will not have a material effect on our consolidated financial statements.

Concentrations of credit risk

Financial instruments which subject the Company to concentrations of credit risk include cash and accounts receivable. At times throughout the year, the Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (FDIC) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institution and, has not experienced any losses in such accounts. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

NOTE 3 – EQUITY

Common Stock

At September 30, 2018 the Company had 10,000,000 shares of common stock, $0.01 par value, authorized, and 7,317,767 common stock issued and outstanding.

Stock Options

At September 30, 2018 the Company had 710,000 common stock options outstanding. These incentive stock options were granted in January 2018, with a strike price of $0.50 per share, with a ten year life and a two year vesting. The Company calculated the value of these options using the Black-Scholes formula using a 40% assumed volatility and a 4.0% risk free interest rate. The total expense of the options, $145,988 is being recorded over the two year service period. During the period ended September 30, 2018 the Company recorded stock option compensation of $49,448, included in Employee Expenses in the Statement of Operations.

NOTE 4 – CONVERTIBLE NOTES

On May 21, 2018, the Company issued four separate convertible promissory notes in the aggregate principal amount of $100,000 (each of the four notes had a principal amount of $25,000), with the Company receiving $100,000 of proceeds. The notes bear an interest rate of 10% and are due and payable on November 21, 2018. The notes may be converted by the lender at any time into shares of the Company’s common stock (as determined in the note) at a price of $0.60 per share. These notes have been personally guaranteed by two of the officers of the company and a third party advisor.

NOTE 5 – FIXED ASSET FINANCING

During 2018 the Company financed two trucks for use in its business. The first, financed in April 2018, was a $31,834 financing, over five years and an 7.1% effective interest rate. The second, financed in July 2018, was a $30,466 financing, over six years and an 6.7% effective interest rate.

NOTE 6 – RELATED PARTY TRANSACTIONS

One of the founders and officers of the Company has advanced the Company $37,000 to fund operating expenditures. These advances are expected to be repaid, without interest at the discretion of the Board of Directors, at a time when Company cash flows allow.

NOTE 8 - CONTINGENCIES

From time to time the Company may be involved in certain litigation in the ordinary course of business. At September 30, 2018, the Company was not involved in any litigation, and as such, management does not anticipate any claims to have a significant adverse impact on the Company’s financial position.

NOTE 9 - SUBSEQUENT EVENTS

On October 8, 2018, DataSight Corporation, formerly LED Lighting Company (“LEDCO”), completed an Amended and Restated Exchange Agreement (the “Exchange Agreement”) with the Company, and the shareholders of the Company. Under the terms of the Exchange Agreement, the LEDCO acquired DataSight through the acquisition of the outstanding stock of DataSight. In exchange, the LEDCO agreed to issue to the DataSight Shareholders 7,317,767 shares of the LEDCO’s Series A Convertible Preferred Stock (the “Company Preferred Stock”) and to issue new options to the DataSight Shareholders which hold options. The LEDCO Preferred Stock has 26 to 1 voting rights over the LEDCO common stock and will automatically convert into shares of LEDCO common stock upon LEDCO’s completion of a reverse stock split.

Management has evaluated the subsequent events through November 1, 2018 the date at which the financial statements were available for issuance.